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                                                                  Exhibit (f)(2)

                     FORM OF AMENDMENT NO. 1 TO FUND OFFICE
                    RETIREMENT PROFIT SHARING PLAN AND TRUST
                                REFLECTING EGTRRA

                                    PREAMBLE

         WHEREAS, this Amendment No. 1 to the Fund Office Retirement Profit Sharing Plan (the "Plan") effective as of January 1, 1998 (Second Restatement) (the "Second 1998 Restatement") is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and to conform to the claims procedure regulations set forth in 20 CFR
Section 2560.503.1; and

         WHEREAS, this Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder; and

         WHEREAS, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001 except as otherwise specified below; and

         WHEREAS, this Amendment shall supersede the provisions of the Second 1998 Restatement of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment; and

         WHEREAS, Section references in this Amendment refer to the relevant Plan sections found in the Second 1998 Restatement modified by the Amendment provision.

         NOW, THEREFORE, the Plan is hereby amended in the following respects:

         1. Section 2.9 of the Plan is hereby amended to add the following provision:

                  2.9      "Compensation"

                                      * * *

                  (f) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year

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                  applies to annual Compensation for the Determination Period that begins with or within such calendar year.

         2. Effective January 1, 2002, Section 5.1(a) of the Plan is hereby amended as follows:

                  5.1      Rollover Contributions and Transferred Contributions.

                           (a) Rollover Contributions. Any Participant may make a Rollover contribution under the Plan. A Rollover contribution shall be in cash or in other property acceptable to the Trustee and shall mean:

                                    (1)      the contribution of an eligible
                                    rollover distribution as defined at Section
                                    9.5(c)(1) which is transferred by the
                                    Eligible Employee to this Plan from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, and (iii) an eligible plan under section 457(b) of the Code which is
                                    maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Such contribution must be made within sixty (60) days following his receipt thereof, or within such other time permitted under the Code.

                                    (2)      the contribution of an amount
                                    distributed from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income and that is transferred by the Participant to this Plan within sixty (60) days of his receipt from such account, within such other time permitted under the Code.

                                    (3)      the direct payment of an eligible
                                    rollover distribution from (i) a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employer contributions, (ii) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, or (iii) an eligible plan under section 457(b) of the Code (which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state) to this Plan pursuant to Section 401(a)(31) of the Code.

                           (b) Transferred Contributions. Any Participant may transfer to the Trust Fund the Participant's entire interest from an eligible retirement plan, excluding after-tax employee contributions; provided the transfer does not

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                           jeopardize the tax-exempt status of the Plan. The
                           Plan shall not accept a direct transfer attributable to accumulated deductible employee contributions as defined by Section 72(o)(5)(B) of the Code. The Trustee may condition acceptance of such a trust to trust transfer upon receipt of such documents as it may require.

         3. Effective for Limitation Years beginning after December 31, 2001, Section 7.5(k)(2) of the Plan is hereby amended to read as follows:

                  7.5      Definitions

                                      * * *

                           (k)      "Maximum Permissible Amount"

                                      * * *

                                    (2)      twenty-five (25%) percent (100% for
                                    Limitation Years beginning on or after
                                    December 1, 2002) of the Participant's
                                    Limitation Compensation for the Limitation
                                    Year. The compensation limitation referred to in this Section 7.5(k)(2) shall not apply to any contribution for medical benefits (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(l)(1) or 419A(d)(2) of the Code.

                                    If a short Limitation Year is created
                                    because of an amendment changing the
                                    Limitation to a different twelve (12)
                                    consecutive-month period, the Maximum
                                    Permissible Amount will not exceed the
                                    Defined Contribution Dollar Limitation
                                    multiplied by the following fraction:

                                          Number of months in the Short
                                                 Limitation Year
                                          -----------------------------
                                                       12

         4. A new subsection (d) is added to Section 9.3 of the Plan effective December 1, 2002 to read as follows:

                  9.3      Commencement Date of Distribution.

                                      * * *

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                           (d)      For purposes of Section 9.3(a), the value of
                           a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8),
                           408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the
                           value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance as provided in Section 9.3(b).

         5. Effective December 1, 2002, Sections 9.5(c)(1) and (2) of the Plan are hereby amended to read as follows:

                  9.5      Distribution Elections.

                                      * * *

                           (c)      Direct rollover Option.

                                      * * *

                           (1) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies of the Distributee and the Distributee's designated beneficiary), or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective for distributions made after December 31, 1999, any hardship distribution described in
                           Section 401(k)(2)(B)(I)(IV) of the Code. For distributions made after December 31, 2001: (i) any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution, and
                           (ii) a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such after-tax portion may be transferred only to an IRA, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which

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                           is includible in gross income and the portion of such
                           distribution which is not so includible.

                           (2) "Eligible Retirement Plan" shall mean an IRA or a Qualified Plan that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution made to a surviving spouse before January 1, 2002, an Eligible Retirement Plan is an IRA.

                           For distributions made after December 31, 2001, an Eligible Retirement Plan shall mean (i) an IRA; (ii) a Qualified Plan; (iii) an annuity contract described in Section 403(b) of the Code; and (iv) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of Eligible Retirement Plan shall also apply in the case of a distribution after December 31, 2001 to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

         6.       Section 2.30 is revised to read as follows:

                  2.30 "Key Employee" shall mean prior to December 1, 2002, any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period, hereinafter defined, was an officer of the Employer if such individual's annual compensation exceeds fifty (50%) percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or a person considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five (5%) percent owner of the Employer, or a one (1%) percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h), 403(b), or, effective for Limitation Years beginning on and after January 1, 2001, 132(f)(4) of the Code. The Determination Period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.

                  Effective for Plan Years beginning on and after December 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years

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                  beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

         7.       Section 12.2(c) of the Plan is amended to add the following:

                  12.2     Determination of Top-Heavy Ratio

                                      * * *

                           (c)

                                      * * *

         Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001:

                           (1) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                           (2) Employees Not Performing Services During Year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

         8. Effective January 1, 2002, Section 13.1(b) of the Plan is hereby deleted in its entirety.

         9. Section 17.11 of the Plan is hereby amended, effective January 1, 2002 to read as follows:

                                       6

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                  17.11    Claims Procedure.

                           (a) The right of any person to a benefit under the Plan. Except as otherwise provided in Section 17.11(b), if the Plan Administrator denies in whole or in part any claim for a benefit under the Plan by a Participant or a beneficiary, the Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

                           The written notice which the Plan Administrator shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

                                    (1)      the specific reason or reasons for
                                    the denial;

                                    (2)      specific reference to pertinent
                                    Plan provisions on which the denial is
                                    based;

                                    (3)      a description of any additional
                                    material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                                    (4)      a description of the Plan's review
                                    procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

                                    (5)      a statement that upon request, the
                                    Plan will provide to the claimant
                                    information sufficient for the claimant to make an informed decision whether to submit a request for review, and any information about the applicable rules, the claimant's right to representation.; and

                                    (6)      In the case of an adverse benefit
                                    determination involving a determination of disability:

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                                             (A)      if an internal rule,
                                                      guideline, protocol, or
                                                      other similar criterion
                                                      was relied upon in making
                                                      the adverse determination,
                                                      either the specific rule,
                                                      guideline, protocol, or
                                                      other similar criterion;
                                                      or a statement that such
                                                      a rule, guideline,
                                                      protocol, or other similar
                                                      criterion was relied upon
                                                      in making the adverse
                                                      determination and that a
                                                      copy of such rule,
                                                      guideline, protocol, or
                                                      other criterion will be
                                                      provided free of charge to
                                                      the claimant upon request;
                                                      or

                                             (B)      if the adverse benefit
                                                      determination is based on
                                                      a medical necessity or
                                                      experimental treatment
                                                      or similar exclusion or
                                                      limit, either an
                                                      explanation of the
                                                      scientific or clinical
                                                      judgment for the
                                                      determination, applying
                                                      the terms of the plan to
                                                      the claimant's medical
                                                      circumstances, or a
                                                      statement that such
                                                      explanation will be
                                                      provided free of charge
                                                      upon request.

                           (b) Disability Claims. In the case of a claim for disability benefits, the Plan Administrator shall notify the claimant, in accordance with Section 17.11(a), of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

                                       8

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                  (c)      Review Procedure. A claimant, or his or her
                  authorized representative, may request a review of the denied claim by the Plan Administrator. Such request shall be made in writing and shall be presented to the Plan Administrator not more than 60 days after receipt by the claimant of written notification of the denial of a claim, or the date on which the claim is deemed to be denied, if no notice is given.

                           (1) The claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information "relevant" (as defined below) to the claimant's claim for benefits.

                           (2) The determination on review shall take into account all documents, records, and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial determination.

                           (3) The Plan Administrator shall make a benefit determination no later than the date of its regularly scheduled meeting that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination will be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Plan Administrator following the Plan's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Plan Administrator shall notify the claimant, in accordance with Section 17.11(c)(iv) below, of its benefit determination as soon as possible, but not later than five days after the benefit determination is made.

                           (4)      In the case of an adverse benefit
                           determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

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                                    (A)      the specific reason or reasons for
                                    the adverse determination;

                                    (B)      reference to the specific plan
                                    provisions on which the benefit
                                    determination is based;

                                    (C)      a statement that the claimant is
                                    entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information "relevant" (as defined below) to the claimant's claim for benefits;

                                    (D)      a statement describing any
                                    voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures, and a statement of the claimant's right to bring an action under ERISA Section 502(a); and

                                    (E)      In the case of a review involving a
                                    determination of disability:

                                             (i)      if an internal rule,
                                                      guideline, protocol, or
                                                      other similar criterion
                                                      was relied upon in making
                                                      the adverse determination,
                                                      either the specific rule,
                                                      guideline, protocol, or
                                                      other similar criterion;
                                                      or a statement that such
                                                      rule, guideline, protocol,
                                                      or other similar criterion
                                                      was relied upon in making
                                                      the adverse determination
                                                      and that a copy of the
                                                      rule, guideline, protocol,
                                                      or other similar criterion
                                                      will be provided free of
                                                      charge to the claimant
                                                      upon request;

                                             (ii)     if the adverse benefit
                                                      determination is based on
                                                      a medical necessity or
                                                      experimental treatment
                                                      or similar exclusion or
                                                      limit, either an
                                                      explanation of the
                                                      scientific or clinical
                                                      judgment for the
                                                      determination, applying
                                                      the terms of the plan to
                                                      the claimant's medical
                                                      circumstances, or a
                                                      statement that such
                                                      explanation will be
                                                      provided free of charge
                                                      upon request; and

                                       10

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                                             (iii)    the following statement:
                                                      "You and your plan may
                                                      have other voluntary
                                                      alternative dispute
                                                      resolution options, such
                                                      as mediation. One way
                                                      to find out what may be
                                                      available is to contact
                                                      your local U.S. Department
                                                      of Labor Office and your
                                                      State insurance regulatory
                                                      agency."

                  (d) Relevance of Documents. For purposes of this Section 17.11, a document, record or other information shall be considered "relevant" to a claimant's claim if such document, record, or other information:

                           (1) was relied upon in making the initial determination;

                           (2) submitted, considered, or generated in the course of making the initial determination (whether or not actually used in making the determination); or

                           (3)      demonstrates compliance with the
                           administrative processes and safeguards required to ensure that claim determinations are made in accordance with the Plan documents and applied in a consistent manner to similarly situated claimants.

                  (e) Period of Review. The period of time within which a benefit determination on review is required to be made shall begin at the time a request for review is filed in accordance with the Plan's procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

                  (f) Compliance with Regulations. It is intended that both the initial claims procedures and the review procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR Section 2560.503-1.

                                       11

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         This Amendment reflecting EGTRRA Amendments is adopted as of this 24th day of October, 2002.

                                             CHESTNUT STREET EXCHANGE FUND

                                             By: /s/ Edward J. Roach
                                             Name:  Edward J. Roach
                                             Title: President

                                             RBB FUND

                                             By: /s/ Edward J. Roach
                                             Name:  Edward J. Roach
                                             Title: President

                                       12